Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Malvern Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust

Paoli, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-207214 and 333-184445) of Malvern Bancorp, Inc. of our report dated June 29, 2017, relating to the financial statements and supplemental schedule of Malvern Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania
June 29, 2017

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